UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

COLONY NORTHSTAR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-37980	46-4591526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 20, 2017, Colony NorthStar, Inc. (the “Company”), NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), NorthStar Healthcare Income Operating Partnership, LP (the “Operating Partnership”) and CNI NSHC Advisors, LLC (the “Advisor”) entered into Amendment No. 1 (the “Advisory Agreement Amendment”) to the Advisory Agreement (the “Advisory Agreement”), dated as of June 30, 2014, by and among, the Company, as successor to NorthStar Asset Management Group Inc., NorthStar Healthcare, the Operating Partnership and the Advisor, as successor to NSAM J-NSHC Ltd. A description of the Advisory Agreement Amendment is set forth in Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference, and the full text of the Advisory Agreement Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

NorthStar Healthcare, a non-traded healthcare real estate investment trust managed by the Advisor, a subsidiary of the Company, recently completed the investment of substantially all of the proceeds of its public offering. In light of certain recent operational and regulatory challenges facing the healthcare industry and NorthStar Healthcare, the board of directors of NorthStar Healthcare, in consultation with the Advisor, has recently taken a series of actions, including modifying its distribution policy and share repurchase program, to strengthen NorthStar Healthcare’s capital structure at this time in order to protect long-term value for stockholders of NorthStar Healthcare. In connection with those actions taken by the board of directors of NorthStar Healthcare, the Advisor and the board of directors of NorthStar Healthcare also agreed to amend the Advisory Agreement as described below.

As noted above, on December 20, 2017, the Company, NorthStar Healthcare, the Operating Partnership and the Advisor entered into the Advisory Agreement Amendment, which made the following changes to the Advisory Agreement: (1) the Advisor will no longer receive an acquisition fee in connection with NorthStar Healthcare’s acquisitions of real property or debt investments; and (2) the Advisor’s monthly asset management fee will be equal to one-twelfth of 1.5% of NorthStar Healthcare’s most recently published aggregate estimated net asset value, as may be subsequently adjusted for any special distribution declared by the Board of NorthStar Healthcare in connection with a sale, transfer or other disposition of a substantial portion of NorthStar Healthcare’s assets (such distribution, a “Special Distribution”), with $2.5 million per calendar quarter of such fee paid in shares of NorthStar Healthcare common stock at a price per share equal to the most recently published net asset value per share, as may be subsequently adjusted for any Special Distribution. The Advisor has also agreed that all shares of NorthStar Healthcare common stock issued to it in consideration of the asset management fee will be subordinate in the share repurchase program to shares of NorthStar Healthcare common stock held by third party stockholders for a period of two years, unless the Advisory Agreement is earlier terminated. The Advisory Agreement Amendment will be effective on January 1, 2018.

The foregoing description of the Advisory Agreement Amendment is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by, the Advisory Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 26, 2017, NorthStar Healthcare filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K setting forth among other items, the entry into the Advisory Agreement Amendment, a determination of estimated value per share of NorthStar Healthcare and certain changes to its distribution policy, share repurchase program and the Advisory Agreement. The foregoing description of the Current Report on Form 8-K filed by NorthStar Healthcare is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by, such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Advisory Agreement, dated as of December 20, 2017, by and among NorthStar Healthcare Income, Inc., NorthStar Healthcare Income Operating Partnership, LP, CNI NSHC Advisors, LLC and Colony NorthStar, Inc.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Advisory Agreement, dated as of December 20, 2017, by and among NorthStar Healthcare Income, Inc., NorthStar Healthcare Income Operating Partnership, LP, CNI NSHC Advisors, LLC and Colony NorthStar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2017	COLONY NORTHSTAR, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Executive Vice President, Chief Legal Officer and Secretary